Exhibit 10.23

Amendment Agreement

This agreement (“Amendment Agreement”) is made and entered into as of the date indicated on the signature page below, by and between ebookers Limited whose registered office is Landmark House, Hammersmith Bridge Road, London W6 9EJ (“ebookers”) and Galileo Nederland BV, a company registered in the Netherlands with its registered address at Taurusavenue 33A, 2132 LS Hoofddorp, the Netherlands (“Galileo”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

WHEREAS:

A)                             The parties previously entered into a Global Incentive Agreement dated 8 August 2005 (“the Incentive Agreement and 2 amendment agreements, the relevant amendment for the purposes of this Amendment Agreement was signed on 5 October 2005 (“the Relevant Amendment”).

B)                               The parties have agreed, to amend the Incentive Agreement and the Relevant Amendment in order to add financial incentives in respect of car rentals booked via the Galileo GDS.

The parties hereby agree as follows:

1.               All capitalized terms, where not defined in this Agreement, shall have the meanings set forth in the Incentive Agreement.

2.               The following definition of ‘Car Rental Segments’ is hereby added to the definitions section of the Incentive Agreement.

“Car Rental Segment” means a car rental reservation for a single car rental booking made by the Subscriber’s Carbookers products,”

3.               The following sentence is hereby added to clause 2 in the Relevant Amendment:

“The rate for all Car Rental Segment bookings is (***).”

IN WITNESS of which the parties or their authorized representatives have signed this Amendment on the date set out below.

Signed on behalf of Galileo Nederland BV

By:	/s/ Marco Van Ierepen
Name: Marco Van Ierepen
Title: Director
Date: 13 July 2006

By:	/s/ Mike Nelson
Name: Mike Nelson
Title: COO
Date: 27/6/2006